EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Company Contact:
Georgianne Brown
BabyUniverse
561-277-6405
georgianne.brown@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Announces Completion of $2 Million Debt Financing
JUPITER, FL., January 3, 2006 — BabyUniverse, Inc. (Nasdaq: POSH — News), a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace, today announced that it has received $2 million in debt financing provided by Lydian Private Bank, a wholly owned subsidiary of Lydian Trust Company.
John Textor, Chairman and CEO of BabyUniverse said: “We are pleased to have attracted this extremely efficient financing. This is a simple interest-only loan with no principal payments due until July of 2008. The Company granted no warrants and pledged no collateral in connection with this financing. The loan is secured by certain assets of affiliates of Wyndcrest Holdings, LLC, which made it possible for the Company to obtain this financing at such attractive terms.”
Mr. Textor concluded: “We believe a small debt facility that materially improved the company’s cash liquidity and involves no equity issuance to be ideally suited to our current needs and the furthering of our review of our strategic alternatives.”
About BabyUniverse, Inc.
BabyUniverse, Inc. (Nasdaq: POSH) is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its Web sites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its Web sites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a widely recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing

EXHIBIT 99.1
platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.
About Lydian Trust Company
Lydian Trust Company is a diversified financial services firm that provides a variety of banking and wealth management services to high net-worth clients and technology development and loan processing services to large financial services firms. Lydian is headquartered in Palm Beach, Florida, with offices located throughout Florida and in Atlanta, Philadelphia, Portland, Seattle and Washington D.C.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.